Exhibit 1.1

UNIVISION COMMUNICATIONS INC.

$250,000,000   2.875% Senior Notes Due 2006

$200,000,000   3.500% Senior Notes Due 2007

$250,000,000   3.875% Senior Notes Due 2008

Unconditionally Guaranteed as to Payment of Principal, Premium, if any,

and Interest by the Guarantors Listed on Schedule II Hereto

Underwriting Agreement

October 7, 2003

Citigroup Global Markets Inc.

UBS Securities LLC

as Representatives (the “Representatives”) of

the several Underwriters named in Schedule I hereto,

c/o UBS Securities LLC

677 Washington Boulevard

Stamford, Connecticut  06901

Ladies and Gentlemen:

Univision Communications Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of $250,000,000 principal amount of its 2.875% Senior Notes Due 2006 (the “2006 Notes”), an aggregate of $200,000,000 principal amount of its 3.500% Senior Notes Due 2007 (the “2007 Notes”) and an aggregate of $250,000,000 principal amount of its 3.875% Senior Notes Due 2008 (the “2008 Notes” and, together with the 2006 Notes and the 2007 Notes, the “Notes”).  The Notes will be issued pursuant to the Indenture dated as of July 18, 2001, as amended and supplemented (the “Indenture”), between the Company and The Bank of New York, as trustee (the “Trustee”).  The Notes will be unconditionally guaranteed as to the payment of principal, premium, if any, and interest (the “Guarantees”) by each of the Company's subsidiaries listed on Schedule II hereto (each, a “Guarantor” and collectively, the “Guarantors”).  The Guarantees will be executed and delivered pursuant to the Indenture, including the Supplemental Indenture dated as of October 15, 2003 (the “Supplemental Indenture”) among the Company, the Guarantors and the Trustee.  The Company and the Guarantors are sometimes collectively referred to herein as the “Issuers”.  The Notes and the Guarantees are sometimes collectively referred to herein as the “Securities”.  The “Significant Guarantors” are, for purposes of this Agreement, identified in bold on Schedule II hereto.

1.             Registration Statement and Prospectus.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), in accordance with the provisions of the Securities Act of 1933, as amended, and the published rules and regulations of the

Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (No. 333-105933), including a base prospectus relating to the Securities.  The registration statement as amended at the time it became effective on September 30, 2003, including all exhibits and information, if any, deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is referred to herein as the “Registration Statement”; and the base prospectus dated September 30, 2003, as supplemented by the prospectus supplement dated October 7, 2003 relating to the Securities in the form first used to confirm sales of Securities and filed or to be filed pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement”), is referred to herein as the “Prospectus.”  Any reference herein to the Registration Statement, a preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such preliminary prospectus or the Prospectus (the “Incorporated Documents”), and, except as otherwise indicated, when reference is made to information “in” (including by use of the terms “set forth in,” “described in” and similar expressions) the Prospectus or the Registration Statement, such reference shall be deemed to include information incorporated by reference in the Registration Statement or the Prospectus, as the case may be.  Any reference to an amendment or supplement to the Prospectus shall be deemed to include any documents filed after the date of the Prospectus under the Securities Exchange Act of 1934, as amended, and the published rules and regulations of the Commission thereunder (the “Exchange Act”) and incorporated by reference in the Prospectus.  (For the avoidance of doubt, all references herein to the “Company and its subsidiaries” or similar expressions shall be deemed to include Hispanic Broadcasting Corporation and its subsidiaries, which were acquired by the Company on September 22, 2003, unless the context otherwise requires.)

2.             Representations, Warranties and Agreements.  Each of the Company and the Significant Guarantors, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

(a)           Each preliminary prospectus included as part of the Registration Statement as originally filed or any amendment or supplement thereto, or filed pursuant to Rule 424(a) under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act.  The Commission has not issued any order preventing or suspending the use of any preliminary prospectus;

(b)           The Registration Statement has become effective under the Securities Act; the Registration Statement, as of at its effective date, complied, and, as of the date of any post-effective amendment or supplement, will comply, in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the published rules and regulations of the Commission thereunder (the “Trust Indenture Act”), and did not, as of any such date, and will not, at any time through and including the Time of Delivery (as defined in Section 5 hereof) or, if later, the date of completion of the offering of the Securities, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus (and any amendments or supplements thereto) complied, as of its issue date, and will, at all times through and including the Time of Delivery or, if later, the date of completion of the offering of the Securities, comply in all material respects with the requirements of the Securities Act and did

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not, as of any such date, and will not, at any such time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information in writing furnished to the Issuers by the Underwriters through the Representatives specifically for inclusion therein;

(c)           The Incorporated Documents, at the time they were filed with the Commission or, to the extent such documents were subsequently amended prior to the date hereof, at the time so amended, complied in all material respects with the requirements of the Exchange Act, and the Incorporated Documents do not, as of the date hereof, and will not, at all times through and including the Time of Delivery or, if later, the date of completion of the offering of the Securities, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  Any further documents so filed and incorporated by reference in the Prospectus will, at the time they were filed with the Commission, comply in all material respects with the requirements of the Exchange Act and will not, at all times through and including the Time of Delivery or, if later, the date of completion of the offering of the Securities, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(d)           Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which has had or would have a material adverse effect on the business, properties, results of operations or financial condition of the Company and its subsidiaries taken as a whole, except as set forth in the Prospectus; and, since the respective dates as of which information is given in the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, results of operations or financial condition of the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth in the Prospectus;

(e)           Except as set forth in the Prospectus or such as are not material to the business, properties, results of operations or financial condition of the Company and its subsidiaries taken as a whole, the Company and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions (except liens, claims, encumbrances or restrictions contemplated by the Credit Agreement, dated as of July 18, 2001, as amended, entered into by and among the Company, certain subsidiaries of the Company, the lenders party thereto, BNP Paribas and J.P. Morgan Securities Inc., as joint book managers and joint lead arrangers, and JPMorgan Chase Bank, as administrative agent (the “Credit Facility”), and liens for taxes not yet due and payable), to all property and assets described in the Prospectus as being owned by it.  All leases to which the Company or any of its subsidiaries is a party are valid and binding, and no default has occurred or is continuing thereunder which might result in any material adverse change in the business, properties, results of operations or financial

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condition of the Company and its subsidiaries taken as a whole, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such subsidiary;

(f)            Each of the Company and its subsidiaries that is a corporation has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, except where, in the case of any such subsidiary that is not a Significant Guarantor, the failure to be so in good standing would not have a material adverse effect on the business, properties, results of operations or financial condition of the Company and its subsidiaries taken as a whole, and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties; and each of the Company and such subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, properties, results of operations or financial condition of the Company and its subsidiaries taken as a whole.  Each of the Company's subsidiaries that is a partnership is a duly formed general or limited partnership, as the case may be, and is validly existing as a general or limited partnership, as the case may be, under the laws of the jurisdiction of its organization, with full partnership power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each of such subsidiaries is duly qualified and is in good standing as a foreign partnership authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, properties, results of operations or financial condition of the Company and its subsidiaries taken as a whole.  Each of the Company's subsidiaries that is a limited liability company is a duly organized limited liability company and is validly existing as a limited liability company under the laws of the jurisdiction of its organization, with full limited liability company power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each of such subsidiaries is duly qualified and is in good standing as a limited liability company authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, properties, results of operations or financial condition of the Company and its subsidiaries taken as a whole;

(g)           The Company has an authorized capitalization as set forth in the Prospectus; and all the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.  All of the outstanding shares of capital stock of each of the Company's subsidiaries that is a corporation have been duly authorized and validly issued and are fully paid and non-assessable; all of the outstanding partnership interests in each of the Company's subsidiaries that is a partnership have been duly authorized by such partnership; all of the outstanding limited liability company interests in each of the Company's subsidiaries that is a limited liability company have been duly authorized and validly issued and are fully paid and non-assessable; and all of such shares of capital stock, partnership interests and limited liability company interests owned directly or indirectly of record by the Company, are owned free and

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clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except for those contemplated by the Company's Credit Facility;

(h)           The Notes have been duly authorized and, when issued and delivered pursuant to this Agreement, will be duly executed, authenticated, issued and delivered and will constitute legally valid and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Guarantees have been duly authorized and, upon the due authorization, issuance and delivery of the related Notes with the Guarantees annexed thereto, will be duly executed, authenticated, issued and delivered and will constitute legally valid and binding obligations of the Guarantors enforceable in accordance with their terms and entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Issuers and is a legally valid and binding instrument of the Issuers enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture conforms, and the Securities will conform, in all material respects to the descriptions thereof in the Prospectus;

(i)            The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and the Guarantors, and this Agreement has been duly executed and delivered by the Company and the Guarantors;

(j)            None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(k)           Prior to the date hereof, none of the Company, the Guarantors and any of their affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(l)            The issue and sale of the Securities and the compliance by the Company and the Guarantors with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws or equivalent constitutive documents of the Company or any of the Guarantors or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and no consent,

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approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company or any of the Guarantors of the transactions contemplated by the Indenture or this Agreement, except for such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and the Trust Indenture Act or as may be required under Blue Sky or state securities laws in connection with offers of the Securities by the Underwriters;

(m)          Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or other constitutive documents.  Neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets is bound, which violation or default would have a material adverse affect on the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole;

(n)           Except as set forth in the Prospectus, there are no legal or governmental proceedings pending or, to the Company's knowledge, threatened or contemplated to which the Company or any of its subsidiaries is or could be a party or to which any of their respective properties or assets is or could be subject that are required to be described in the Prospectus and are not so described, nor are there any contracts or other documents that are required to be described in the Prospectus that are not so described, incorporated by reference therein or filed as exhibits to any Incorporated Documents that are incorporated by reference therein, as required or otherwise permitted;

(o)           The Company and its subsidiaries hold all Federal Communications Commission (“FCC”) permits, licenses, authorizations and approvals for the broadcast stations listed in Attachment B to Annex II hereto (collectively, the “Authorizations”) that are necessary to conduct their respective businesses in the manner in which they are currently being conducted.  The Authorizations are in full force and effect.  The operations of the stations owned or operated by the Company or any of its subsidiaries (the “Stations”) are in all material respects in compliance with the Communications Act of 1934, as amended, and the rules, regulations, written policies and decisions of the FCC thereunder (collectively, the “Communications Act”).  All reports and documents that are required to be filed by the Communications Act with respect to the ownership, management or operation of the Stations have been duly and timely filed, except for such reports or documents the failure to file which will not have a material adverse effect on the business, properties, results of operations or financial condition of the Company and its subsidiaries taken as a whole.

Except as set forth in the Prospectus, no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, material adverse modification, forfeiture or non-renewal of any of the Authorizations, except for such conditions or events which would not have a material adverse effect on the business, properties, results of operations or financial condition of the Company and its subsidiaries taken as a whole.  There are no judgments, decrees, complaints, petitions, filings or orders issued or, to the Company's knowledge, threatened by the FCC, other proceedings

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pending or, to the Company's knowledge, threatened before the FCC (other than rulemakings of general applicability to the broadcast industry), or events that have occurred which would result in the suspension, revocation, material adverse modification, forfeiture or non-renewal of any of the Authorizations, except for such that would not have a material adverse effect on the business, properties, results of operations or financial condition of the Company and its subsidiaries taken as a whole;

(p)           Neither the Company nor any of its subsidiaries is in violation of any statute or any order, rule or regulation of any court or governmental agency or body (including, without limitation, statutes, orders, rules or regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), the Employee Retirement Income Security Act of 1974, as amended, or the U.S. Foreign Corrupt Practices Act, as amended), except for such violations which, individually or in the aggregate, would not have a material adverse effect on the business, properties, results of operations or financial condition of the Company and its subsidiaries taken as a whole;

(q)           There are no costs or liabilities associated with any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, any related constraints on operating activities and any potential liabilities to third parties under Environmental Laws which would, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole;

(r)            Each of the Company and its subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for its business;

(s)           There is (i) no significant unfair labor practice complaint pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries, before the National Labor Relations Board or any state or local or non-U.S. labor relations board, and no significant grievance or more significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries, and (ii) no significant strike, labor dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries except for such actions specified in clause (i) or (ii) above, which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, properties, results of operations or financial condition of the Company and its subsidiaries taken as a whole;

(t)            The consolidated financial statements of the Company in the Registration Statement or the Prospectus, together with related notes and schedules, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; these financial statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data of the Company set forth in the

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Registration Statement or the Prospectus are, in all material respects, accurately presented and prepared on a basis consistent with these financial statements and the books and records of the Company.  The consolidated financial statements of Hispanic Broadcasting Corporation in the Registration Statement or the Prospectus, together with related notes and schedules, present fairly the consolidated financial position, results of operations and changes in financial position of Hispanic Broadcasting Corporation and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; these financial statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data of Hispanic Broadcasting Corporation set forth in the Registration Statement or the Prospectus are, in all material respects, accurately presented and prepared on a basis consistent with these financial statements and the books and records of Hispanic Broadcasting Corporation.  The pro forma financial information set forth in the Registration Statement and the Prospectus has been prepared in all material respects in accordance with applicable requirements of Regulation S-X under the Exchange Act and has been properly computed on the bases described therein and gives effect to the assumptions used in the preparation thereof on a reasonable basis and in good faith and presents fairly in all material respects the historical transactions described in the Prospectus;

(u)           The Company is in compliance with Section 13(b)(2) of the Exchange Act in all material respects.  Without limiting the generality of the preceding sentence, each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(v)           All material tax returns required to be filed by each of the Company and its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

(w)          Each of the Company and its subsidiaries possesses, or possesses the right to use, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) presently employed by it in connection with the businesses now operated by it; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the business, financial condition or results of operations of the Company and its

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subsidiaries taken as a whole.  The use of such Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not, to the Company's knowledge, infringe in any material respect on the rights of any person;

(x)            To the Company's knowledge, the Company is in compliance with and, upon consummation of the offering and sale of the Securities, the Company will take all commercially reasonable steps to remain in compliance with Section 310(b) of the Communications Act with respect to the collective equity interests in the Company owned or voted, directly or indirectly, by aliens, entities organized under the laws of foreign governments or the representatives of either, except for such noncompliance that will not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole;

(y)           Neither the Company nor any Guarantor is, and after giving effect to the offering and sale of the Securities, will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(z)            The condition for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied;

(aa)         No “nationally recognized statistical rating organization” (as such term is defined for purposes of Rule 436(g)(2) under the Securities Act) has indicated to the Company that it is considering (i) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating assigned to the Company or any securities of the Company or (ii) any change in the outlook for any rating of the Company or any securities of the Company;

(bb)         Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, and KPMG LLP and its subsidiaries, who have certified certain financial statements of Hispanic Broadcasting Corporation and its subsidiaries, are each independent public accountants as required by the Securities Act;

(cc)         There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Securities Act;

(dd)         Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act; and

(ee)         Each certificate signed by any officer of the Company or any Guarantor and delivered to the Underwriters or counsel to the Underwriters shall be deemed to be a

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representation and warranty by the Company or such Guarantor to the Underwriters as to the matters covered thereby.

3.             Purchase Price.  Subject to the terms and conditions herein set forth, the Company and the Guarantors agree to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.536% of the principal amount of the 2006 Notes, 99.278% of the principal amount of the 2007 Notes and 98.852% of the principal amount of the 2008 Notes, in each case plus accrued interest, if any, from October 15, 2003 to the Time of Delivery, the principal amount of Notes set forth opposite the name of such Underwriter in Schedule I hereto.

4.             Terms of Public Offering.  The Company is advised by the Underwriters that the Underwriters propose to make a public offering of the 2006 Notes, the 2007 Notes and the 2008 Notes as soon after the execution and delivery of this Agreement as in judgment of the Underwriters is advisable on the basis set forth in the Prospectus Supplement.

5.             Delivery and Payment.  (a)  The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian.  The Company and the Guarantors will deliver the Securities to UBS Securities LLC, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of same day funds, by causing DTC to credit the Securities to the account of UBS Securities LLC at DTC.  The Company and the Guarantors will cause the global certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on October 15, 2003 or such other time and date as the Company and the Representatives may agree upon in writing.  Such time and date are herein called the “Time of Delivery”.

(b)           The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof, will be delivered at such time and date at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery.  A pre-closing meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the business day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  The term “business day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

6.             Agreements and Covenants.  Each of the Company and the Guarantors, jointly and severally, agrees with each of the Underwriters that:

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(a)           The Issuers will, if necessary or required by law, file an amendment to the Registration Statement or, if necessary pursuant to Rule 430A under the Securities Act, a post-effective amendment to the Registration Statement, as soon as practicable after the execution and delivery of this Agreement, and will use their best efforts to cause the Registration Statement or such post-effective amendment to become effective at the earliest possible time.  The Company will comply fully with the applicable provisions of Rule 424 and Rule 430A under the Securities Act;

(b)           The Issuers will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of the effectiveness of any amendment to the Registration Statement; (ii) of the receipt of any comments from the Commission that relate to the Registration Statement or of any request by the Commission for an amendment of, or a supplement to, the Registration Statement or the Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or of the suspension of qualification of the Securities for offering or sale in any jurisdiction or the initiation or the threatening of any proceeding for such purpose; and (iv) at any time prior to the completion of the distribution of the Securities, of any change in the business, properties, results of operations or financial condition of the Company and its subsidiaries taken as a whole, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other law.  If at any time any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or suspending any such qualification shall be issued, the Issuers will promptly use their best efforts to obtain the withdrawal of such order at the earliest possible time;

(c)           The Issuers will make no amendment or any supplement to the Registration Statement or Prospectus which is reasonably disapproved by you promptly after reasonable notice thereof; and the Issuers will furnish you with copies of any amendment or supplement;

(d)           The Issuers will, promptly from time to time take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith neither the Company nor any of the Guarantors shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e)           The Issuers will furnish the Underwriters with written and electronic copies of the Prospectus and each amendment or supplement thereto in such quantities as you may from time to time reasonably request, and if, at any time prior to the completion of the

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distribution of the Securities or, if later, until such time as none of the Underwriters holds any Securities acquired directly from the Company, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading or would not comply with the Securities Act, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Prospectus, the Issuers will notify you and, upon your request, prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amendment or supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(f)            During the period beginning from the date hereof and continuing until the Time of Delivery, the Issuers will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company or the Guarantors that are substantially similar to the Securities, without your prior written consent;

(g)           The Issuers consent to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the Blue Sky or state securities laws of the jurisdictions in which the Securities are offered by any Underwriter and by all dealers to whom Securities may be sold, both in connection with the offering and sale of the Securities and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or any dealer;

(h)           During a period of three years from the date of the Prospectus, the Issuers will furnish to you copies of all reports or other communications (financial or other) furnished to stockholders of the Company or the Guarantors, and will deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company or any Guarantor is listed, in each case unless such reports, other communications or financial statements are otherwise available through the Commission's EDGAR System;

(i)            The Issuers will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the date of the Prospectus and ending not later than 15 months thereafter, as soon as practicable after the end of such period (which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder);

(j)            Neither the Company nor any of its subsidiaries has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities; and

(k)           The Issuers will use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”.

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7.             Payment of Expenses.  Each of the Company and the Significant Guarantors, jointly and severally, covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the offering of the Securities and all other expenses in connection with the preparation, printing and filing of any preliminary prospectus and the Prospectus (and any amendments and supplements thereto) and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, the Blue Sky Memoranda and any other documents in connection with the offering of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 6(d) hereof, including the fees and disbursements of counsel to the Underwriters in connection with such qualification and in connection with the Blue Sky Memoranda; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any filings and clearance with the National Association of Securities Dealers, Inc.  in connection with the offering; and (viii) all other fees, disbursement, costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7.  It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

8.             Conditions of Underwriters' Obligations.  The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Significant Guarantors herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Guarantors shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           Simpson Thacher & Bartlett LLP, counsel to the Underwriters, shall have furnished to you such opinions or statements, dated the Time of Delivery, with respect to the matters covered in paragraphs (ix), (x) and (xi) and the last paragraph of Annex I referred to in Section 8(b) below as well as such other related matters as you may reasonably request, and such counsel shall have received such documents and information reasonably requested by such counsel to enable such counsel to pass upon such matters;

(b)           O’Melveny & Myers LLP, counsel to the Company and the Guarantors, shall have furnished to you their written opinion, dated the Time of Delivery, with respect to the matters set forth in Annex I hereto and in form and substance satisfactory to you;

(c)           Vinson & Elkins L.L.P, Texas counsel to HBC Broadcasting Texas, L.P., one of the Significant Subsidiaries, shall have furnished to you their written opinion, dated the Time of Delivery, substantially to the effect of paragraphs (i), (iii), (vii), (viii), (ix), (x), (xi), (xii) and (xiii) of Annex I referred to in Section 8(b) above (but only with respect to HBC Broadcasting Texas, L.P.) and in form and substance satisfactory to you;

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(d)           Shaw Pittman LLP, special FCC counsel to the Company and the Guarantors, shall have furnished to you their written opinion, dated the Time of Delivery, with respect to the matters set forth in Annex II hereto;

(e)           On the date hereof prior to the execution of this Agreement and also at the Time of Delivery, Ernst & Young LLP, the Company's independent auditors, shall have furnished to you a “comfort” letter or letters, dated such respective dates, as to such matters as you may reasonably request and in form and substance to you;

(f)            On the date hereof prior to the execution of this Agreement and also at the Time of Delivery, KPMG LLP, Hispanic Broadcasting Corporation's independent auditors, shall have furnished to you a “comfort” letter or letters, dated such respective dates, as to such matters as you may reasonably request and in form and substance satisfactory to you;

(g)           (i)  Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which has had or would have a material adverse effect on the business, properties, results of operations or financial condition of the Company and its subsidiaries taken as a whole, except as set forth in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, properties, results of operations or financial condition of the Company and its subsidiaries taken as a whole, otherwise than as set forth in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Prospectus;

(h)           On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's or any of the Guarantors' debt securities by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act) and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's or any of the Guarantors' debt securities;

(i)            On or after the date hereof there shall not have occurred any of the following: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the business, properties, results of operations or financial condition of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Securities

14

on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices for securities on any such exchange or securities market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, properties, results of operations or financial condition of the Company and its subsidiaries taken as a whole, or (v) the declaration of a banking moratorium by either federal or New York state authorities or any material disruption in the operations of the securities settlement and clearance systems of The Depository Trust Company or otherwise;

(j)            No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or threatened by the Commission; every request for additional information on the part of the Commission shall have been complied with in all material respects; and no stop order suspending the sale of the Securities in any jurisdiction referred to in Section 6(g) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened which would, in your reasonable judgment, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities;

(k)           The Company and the Significant Guarantors shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and the Significant Guarantors in form and substance satisfactory to you as to the accuracy of the representations and warranties of the Company and the Significant Guarantors herein at and as of the Time of Delivery, as to the performance by the Company and the Significant Guarantors of all of their obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in Sections 7(g), (h) and (j) and as to such other matters as you may reasonably request;

(l)            The Company shall have furnished to you prior to or at the Time of Delivery a certificate of the chief financial officer of the Company confirming procedures performed with respect to certain financial data for 2000 and 2001 in the Prospectus (and not covered by the comfort letters of Ernst & Young LLP referred to in Section 7(e) above) as you may reasonably request and in the form and substance satisfactory to you; and

(m)          The Company and the Significant Guarantors shall have furnished to you at the Time of Delivery such additional certificates, opinions and documents as you and counsel to the Underwriters may reasonably request.

9.             Indemnification and Contribution.  (a)  The Company and each of the Significant Guarantors will, jointly and severally, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a

15

material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor the Significant Guarantors shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus or the Prospectus or any such amendment or supplement in reliance upon and in conformity with information in writing furnished to the Company by any Underwriter through the Representatives specifically for inclusion therein; and provided, further, that with respect to any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned if the Prospectus corrected any such untrue statement or alleged untrue statement or omission or alleged omission and the Company provided such Underwriter with a sufficient number of copies of such corrected Prospectus pursuant to Section 6(e) hereof on a timely basis for delivery to prospective purchasers of the Securities and such Underwriter did not deliver a copy of the Prospectus to such person.  Notwithstanding anything to the contrary herein, no Underwriter shall be obligated to send or give any Incorporated Document, or any amendment or supplement thereto, to any person in order to benefit from the indemnity provisions herein or otherwise.

(b)           Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and the Significant Guarantors against any losses, claims, damages or liabilities to which the Company or the Significant Guarantors may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus or the Prospectus or any such amendment or supplement in reliance upon and in conformity with information in writing furnished to the Company by such Underwriter through the Representatives specifically for use therein; and will reimburse the Company and the Significant Guarantors for any legal or other expenses reasonably incurred by the Company or the Significant Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)           Promptly after receipt by an indemnified party under Section 9(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the

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indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then, except to the extent (but only to the extent) that the indemnifying party suffers actual prejudice as a result of any failure by the indemnified party to notify the indemnifying party of any action as required by Section 9(c) above, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Significant Guarantors, on the one hand, and the Underwriters, on the other, from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 9(c) above, then, except to the extent (but only to the extent) that the indemnifying party suffers actual prejudice as a result of any failure by the indemnified party to notify the indemnifying party of any action as required by Section 9(c) above, each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Significant Guarantors, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Significant Guarantors, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Significant Guarantors bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Significant Guarantors, on the one hand, or the Underwriters, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Significant Guarantors and the Underwriters agree that it would not be just and equitable if

17

contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  The Underwriters' obligations in this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           The obligations of the Company and the Significant Guarantors under this Section 9 shall be in addition to any liability which the Company or the Significant Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person who is a director or officer of such Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director and officer of the Company or the Significant Guarantors and to each person, if any, who controls the Company or the Significant Guarantors within the meaning of the Securities Act.

(f)            The Underwriters confirm and the Issuers acknowledge that the statements with respect to the public offering of the Securities by the Underwriters set forth in the fourth, fifth, sixth and eleventh paragraphs of the “Underwriting” section in the Prospectus Supplement are correct and constitute the only information concerning the Underwriters furnished in writing to the Issuers by the Underwriters through the Representatives specifically for inclusion in the Registration Statement and the Prospectus.

10.           Default by an Underwriter.  (a)  If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Prospectus, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Prospectus which in your opinion may thereby be made

18

necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in Section 10(a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in Section 10(a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in Section 10(b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Guarantors, except for the expenses to be borne by the Company, the Guarantors and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; however, nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.           Survival of Representation, Warranties, Agreements, Indemnities, etc.  The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, its directors, officers or any controlling person of any Underwriter, the Company or the Guarantors, or any director or officer or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.           Termination.  If this Agreement shall be terminated pursuant to Section 10 hereof, neither the  Company nor the Guarantors shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company and the Guarantors, jointly and severally, will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but neither the Company nor the Guarantors shall then be under any further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

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13.           Notices, etc.  In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by either of you on behalf of the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives in care of Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York  10013, Attention:  Office of General Counsel and UBS Securities LLC, 677 Washington Boulevard, Stamford, Connecticut 06901, Attention:  Fixed Income Syndicate; and if to the Company or the Guarantors shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Prospectus, Attention: Secretary; provided, however, that any notice to a Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address, which address will be supplied to the Company by you upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.           Benefit of Agreement, etc.  This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Guarantors and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company or the Guarantors and each person who controls the Company, the Guarantors or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.           Time of Essence.  Time shall be of the essence of this Agreement.

16.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

17.           Counterparts.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

[Signatures on Next Pages]

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If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Significant Guarantors.  It is understood that the acceptance of this Agreement by UBS Securities LLC on behalf of each of the Underwriters is pursuant to the authority set forth in an agreement among underwriters, but without warranty on the part of either UBS Securities LLC or Citigroup Global Markets Inc. as to the authority of the signatories thereto.

Very truly yours,

UNIVISION COMMUNICATIONS INC.

By:	/s/ C. Douglas Kranwinkle
C. Douglas Kranwinkle
Executive Vice President

THE UNIVISION NETWORK LIMITED PARTNERSHIP

By:	Univision Communications Inc., general partner

	By:	/s/ C. Douglas Kranwinkle
C. Douglas Kranwinkle
Executive Vice President

FONOVISA, INC.
PTI HOLDINGS, INC.
SUNSHINE ACQUISITION CORP.

By:	/s/ Robert V. Cahill
Robert V. Cahill
Vice President

UNIVISION EV-HOLDINGS, LLC

By:	/s/ Robert V. Cahill
Robert V. Cahill
Authorized Signatory

GALAVISION, INC.
TELEFUTURA NETWORK

By:	/s/ C. Douglas Kranwinkle
C. Douglas Kranwinkle
Secretary

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TELEFUTURA TELEVISION GROUP, INC.
UNIVISION OF NEW JERSEY INC.
UNIVISION TELEVISION GROUP, INC.
HBC ILLINOIS, INC.
HBC LICENSE CORPORATION
HBC LOS ANGELES, INC.
WADO-AM LICENSE CORP.

By:	/s/ C. Douglas Kranwinkle
C. Douglas Kranwinkle
Vice President

HBC BROADCASTING TEXAS, L.P.

By:	HBC GP, Inc., general partner

	By:	/s/ C. Douglas Kranwinkle
C. Douglas Kranwinkle
Vice President

UVN TEXAS L.P.

By:	Univision Television Group, Inc., general partner

	By:	/s/ C. Douglas Kranwinkle
C. Douglas Kranwinkle
Vice President

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Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Lorenzo Garavito
Name: Lorenzo Garavito
Title: Vice President

UBS SECURITIES LLC

By:	/s/ Spencer Haimes
Name: Spencer Haimes
Title: Director

On behalf of themselves and each of the other several Underwriters

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SCHEDULE I

Underwriter	Principal Amount of 2006 Notes to be Purchased	Principal Amount of 2007 Notes to be Purchased	Principal Amount of 2008 Notes to be Purchased

Citigroup Global Markets Inc.	$93,750,000	$75,000,000	$93,750,000
UBS Securities LLC	93,750,000	75,000,000	93,750,000
BNP Paribas Securities Corp.	15,625,000	12,500,000	15,625,000
Bank of America Securities LLC	15,625,000	12,500,000	15,625,000
Fleet Securities, Inc.	15,625,000	12,500,000	15,625,000
J.P. Morgan Securities Inc.	15,625,000	12,500,000	15,625,000

Total	$250,000,000	$200,000,000	$250,000,000

SCHEDULE II

GUARANTORS

(Significant Guarantors in bold)

Jurisdiction of Incorporation or Organization

Fonohits Music Publishing, Inc.	California
Fonovisa, Inc.	California
Galavision, Inc.	Delaware
HPN Numbers, Inc.	Delaware
KAKW License Partnership, L.P.	California
KDTV License Partnership, G.P.	California
KFTV License Partnership, G.P.	California
KMEX License Partnership, G.P.	California
KTVW License Partnership, G.P.	California
KUVI License Partnership, G.P.	California
KUVN License Partnership, G.P.	California
KUVS License Partnership, G.P.	California
KWEX License Partnership, G.P.	California
KXLN License Partnership, L.P.	California
PTI Holdings, Inc.	Delaware
Station Works, LLC	Delaware
Sunshine Acquisition Corp.	California
Telefutura Albuquerque LLC	Delaware
Telefutura Bakersfield LLC	Delaware
Telefutura Boston LLC	Delaware
Telefutura Chicago LLC	Delaware
Telefutura D.C. LLC	Delaware
Telefutura Dallas LLC	Delaware
Telefutura Fresno LLC	Delaware
Telefutura Houston LLC	Delaware
Telefutura Los Angeles LLC.	Delaware
Telefutura Miami LLC	Delaware
Telefutura Network.	Delaware
Telefutura of San Francisco, Inc.	Delaware
Telefutura Orlando, Inc.	Delaware
Telefutura Partnership of Douglas	Delaware
Telefutura Partnership of Flagstaff	Delaware
Telefutura Partnership of Floresville	Delaware
Telefutura Partnership of Phoenix	Delaware
Telefutura Partnership of San Antonio	Delaware
Telefutura Partnership of Tucson	Delaware
Telefutura Sacramento LLC	Delaware
Telefutura San Francisco LLC	Delaware

Jurisdiction of Incorporation or Organization
Telefutura Southwest LLC	Delaware
Telefutura Tampa LLC	Delaware
Telefutura Television Group, Inc.	Delaware
The Univision Network Limited Partnership.	Delaware
Univision Atlanta LLC	Delaware
Univision Cleveland LLC	Delaware
Univision Investments, Inc.	Delaware
Univision Management Co.	Delaware
Univision Music LLC	Delaware
Univision Music, Inc.	Delaware
Univision of New York LLC	Delaware
Univision of Atlanta Inc.	Delaware
Univision of New Jersey Inc.	Delaware
Univision of Puerto Rico Inc.	Delaware
Univision Online, Inc.	Delaware
Univision of Philadelphia LLC	Delaware
Univision Television Group, Inc.	Delaware
Univision Texas Stations LLC	Delaware
Univision-EV Holdings, LLC	Delaware
UVN Texas L.P.	Delaware
WGBO License Partnership, G.P.	California
WLTV License Partnership, G.P.	California
WXTV License Partnership, G.P.	California
Univision Radio	Delaware
HBC Broadcasting Puerto Rico, L.P.	Delaware
HBC Broadcasting Texas, L.P.	Texas
HBC Florida, LLC	Delaware
HBC Fresno, Inc.	Delaware
HBC GP, Inc.	Delaware
HBC Houston License Corporation.	Delaware
HBC Illinois, Inc.	Delaware
HBC Investments, Inc.	Delaware
HBC-Las Vegas, Inc.	Delaware
HBC License Corporation.	Delaware
HBC Los Angeles, Inc.	California
HBC Management Company, Inc.	Delaware
HBC New Mexico, Inc.	Delaware
HBC New York, Inc.	Delaware
HBC Phoenix, Inc.	Delaware
HBC Puerto Rico, Inc.	Puerto Rico
HBC Sacramento, Inc.	Delaware
HBC Sales Integration, Inc.	Delaware
HBC San Diego, Inc.	Delaware

II-2

Jurisdiction of Incorporation or Organization
HBC Tower Company, Inc.	Delaware
HBCi, LLC	Delaware
KCYT-FM License Corp.	Delaware
KECS-FM License Corp.	Delaware
KESS-AM License Corp.	Delaware
KESS-TV License Corp.	Delaware
KHCK-FM License Corp.	Delaware
KICI-AM License Corp.	Delaware
KICI-FM License Corp.	Delaware
KLSQ-AM License Corp.	Delaware
KLVE-FM License Corp.	Delaware
KMRT-AM License Corp.	Delaware
KTNQ-AM License Corp.	Delaware
License Corp. No. 1	Florida
License Corp. No. 2	Florida
Mi Casa Publications, Inc.	California
Momentum Research, Inc.	Delaware
Spanish Coast-to-Coast Ltd.	Delaware
T C Television, Inc.	Texas
Tichenor License Corp.	Texas
TMS Assets California, Inc.	Delaware
TMS License California, Inc.	Delaware
WADO-AM License Corp.	Delaware
WADO Radio, Inc.	Texas
WLXX-AM License Corp.	Delaware
WPAT-AM License Corp.	Delaware
WQBA-AM License Corp.	Delaware
WQBA-FM License Corp.	Delaware
Univision of Raleigh, Inc.	North Carolina
WUVC License Partnership, G.P.	North Carolina

II-3

ANNEX I

FORM OF OPINION OF O’MELVENY & MYERS LLP

(i)            Each of the Company and the Significant Guarantors has been duly incorporated or organized, as applicable, and is validly existing and in good standing, as applicable, under the laws of its state of incorporation or organization, with corporate, partnership or limited liability company power to own its properties and assets and to carry on its business as described in the Prospectus;

(ii)           Each of the Company and the Significant Guarantors is qualified as a foreign corporation, partnership or limited liability company to do business and is in good standing in each of the states identified in a certificate of an officer of the Company (being states in which the Company or any Significant Guarantor owns or leases properties or conducts business);

(iii)          The outstanding shares of the capital stock of each Significant Guarantor that is a corporation have been duly authorized by all necessary corporate action on the part of such corporation, are validly issued, fully-paid and nonassessable, and are owned directly or indirectly of record by the Company; the outstanding partnership interests in each Significant Guarantor that is a partnership have been duly authorized by such partnership and (except as otherwise set forth in the Prospectus) are owned directly or indirectly of record by the Company; and the outstanding limited liability company interests of each Significant Guarantor that is a limited liability company have been duly authorized by such limited liability company and are owned directly or indirectly of record by the Company;

(iv)          Since January 1, 2002, such counsel has not given substantive attention on behalf of the Company to, or represented the Company in connection with, any actions, suits or proceedings pending or threatened against the Company before any court, arbitrator or governmental agency which (i) seek to affect the enforceability of this Agreement, the Indenture or the Securities or (ii) seek damages in excess of $5,000,000;

(v)           The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion; the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act on the date specified therein; and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or threatened by the Commission;

(vi)          The Registration Statement, the Prospectus, and any further amendments or supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements (and the related notes thereto) and other financial data therein, as to which such counsel need express no opinion), as of its effective date or date of filing with the Commission, appear on their face to comply in all material respects with the requirements as to form (including, without limitation, exhibit requirements) for registration statements on Form S-3 under the Securities Act; and the Incorporated Documents and any further amendment or supplement to any Incorporated Document made by the Company prior to the Time of Delivery (other than the financial statements (and the related notes thereto) and other financial data therein, as to which such counsel need express no opinion), on the respective dates filed with the Commission, appeared on their face to comply in all material respects with the requirements as to form for reports on Form 10-K, Form 10-Q and Form 8-K under the Exchange Act, as the case may be;

(vii)         The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and the Significant Guarantors; and this Agreement has been duly executed and delivered by the Company and the Significant Guarantors;

(viii)        The Securities have been duly authorized by all necessary corporate, partnership or limited liability company action, as the case may be, on the part of the Company and each of the Significant Guarantors; the Securities have been executed by the Company and each of the Significant Guarantors; and, upon payment for and delivery of the Notes with the annexed Guarantees in accordance with this Agreement and due authentication by the Trustee under the Indenture, the Securities will be legally valid and binding obligations of the Company and the Significant Guarantors enforceable against the Company and the Significant Guarantors in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditor's rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law);

(ix)           The Indenture has been duly authorized by all necessary corporate, partnership or limited liability company action, as the case may be, on the part of the Company and each of the Significant Guarantors, has been executed by the Company and each of the Significant Guarantors, and, assuming the due authorization, execution and delivery by the Trustee, constitutes the legally valid and binding obligation of the Company and each of the Significant Guarantors enforceable against the Company and each of the Significant Guarantors in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditor's rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law), except that such counsel need not express an opinion with respect to the enforceability of the Indenture against the Significant Guarantors of Sections 544 and 548 of the U.S. Bankruptcy Code, Section 3439 et seq. of the California Civil Code or Section 270 et seq. of the New York Debtor and Creditor Law relating to fraudulent transfers; and the Indenture has been duly qualified under the Trust Indenture Act;

(x)            The Supplemental Indenture has been duly authorized by all necessary corporate, partnership or limited liability company action, as the case may be, on the part of the Company and each of the Significant Guarantors, has been executed by the Company and each of the Significant Guarantors, and, assuming the due authorization, execution and delivery by the Trustee, constitutes the legally valid and binding obligation of the Company and each of the Significant Guarantors enforceable against the Company and each of  the Significant Guarantors in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditor's rights generally

(including, without limitation, fraudulent conveyance laws), and by general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law), except that such counsel need not express an opinion with respect to the enforceability of the Supplemental Indenture against the Significant Guarantors of Sections 544 and 548 of the U.S. Bankruptcy Code, Section 3439 et seq. of the California Civil Code or Section 270 et seq. of the New York Debtor and Creditor Law relating to fraudulent transfers;

(xi)           The issuance and sale of the Securities, the execution and delivery by the Company and the Significant Guarantors of this Agreement and the Indenture, or the performance of their obligations under this Agreement, the Indenture or the Securities, do not, and the Company's and the Significant Guarantors' performance of their respective obligations under this Agreement, the Indenture and the Securities will not, (a) violate the Company's Certificate of Incorporation or Bylaws or the certificate of incorporation or by-laws, partnership agreement or limited liability company agreement, as the case may be, of any Significant Guarantor, (b) violate, breach or result in a default under any existing obligation of or restriction on the Company or any Significant Guarantor under any agreement or instrument listed as an exhibit to the Registration Statement or any of the Incorporated Documents (or otherwise identified on Schedule I to such opinion), or (c) breach or otherwise violate any existing obligation of or restriction on the Company or any Significant Guarantor under any order, judgment or decree of any federal or California or New York state court or governmental agency or body binding on the Company or any Significant Guarantor or any of their respective properties or assets identified in a certificate from an officer of the Company (it being understood that such counsel need not express any opinion in this subparagraph with respect to the federal securities laws (which are otherwise addressed elsewhere herein) or with respect to Blue sky or state securities laws);

(xii)          The issuance and sale of the Securities, the execution and delivery by the Company or the Significant Guarantors of this Agreement or the Indenture, or the performance of their obligations under this Agreement, the Indenture or the Securities, will not violate the Delaware General Corporation Law or any federal or California or New York state statute, rule or regulation that such counsel has, in the exercise of customary professional diligence, reasonably recognized as being applicable to the Company or any of the Significant Guarantors or to the transactions of the type contemplated by this Agreement or the Indenture (it being understood that such counsel need not express any opinion in this subparagraph with respect to the federal securities laws (which are otherwise addressed elsewhere herein) or with respect to Blue Sky or state securities laws and, further, that such counsel need express no opinion with respect to Section 9 of this Agreement);

(xiii)         No order, consent, permit or approval of any federal or California or New York state governmental authority is required on the part of the Company or any of the Significant Guarantors for the execution and delivery of this Agreement or the Indenture, the issuance and sale of the Securities or the performance of their obligations under this Agreement, the Indenture or the Securities, except such as have been obtained under the Securities Act and the Trust Indenture Act (it being understood that such counsel need not express any opinion in this subparagraph with respect to Blue Sky or state securities laws);

(xiv)        The statements in the Prospectus under the captions “Description of the Notes” and “Description of Debt Securities”, insofar as they summarize provisions of the Indenture or the Securities, and under the caption “Certain United States Federal Income Tax Considerations”, insofar as they summarize the provisions of laws and regulations referred to therein, fairly present the information required by Forms S-3; and

(xv)         Neither the Company nor any of the Guarantors is an investment company required to register under the Investment Company Act.

In addition, such counsel shall state that in connection with such counsel's participation in conferences in connection with preparation of the Registration Statement and the Prospectus, such counsel has not independently verified the accuracy, completeness or fairness of the statements contained or incorporated therein, and the limitations inherent in the examination made by such counsel and the knowledge available to such counsel are such that such counsel is unable to assume, and does not assume, any responsibility for such accuracy, completeness or fairness (except as otherwise specifically stated in paragraph (xvi) above). However, such counsel shall state that on the basis of such counsel's review of the Registration Statement and the Prospectus and the Incorporated Documents and its participation in conferences in connection with the preparation of the Registration Statement or the Prospectus, such counsel does not believe that (I) the Registration Statement (except as to the financial statements (and related notes) and other financial data contained or incorporated by reference therein, as to which no belief need be expressed by such counsel), as of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (except as to the financial statements (and related notes) and other financial data contained or incorporated by reference therein, as to which no belief need be expressed by such counsel) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (II) any Incorporated Document or any amendment or supplement thereto made by the Company prior to such Time of Delivery, when they were filed with the Commission, as the case may be, contained (except as to the financial statements (and related notes) and other financial data contained or incorporated by reference therein, as to which no belief need be expressed by such counsel) an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

ANNEX II

FORM OF OPINION OF SHAW PITTMAN LLP

October    , 2003

Citigroup Global Markets Inc.

UBS Securities LLC

And the other several Underwriters named in

the Underwriting Agreement referred to below

c/o UBS Securities LLC

677 Washington Boulevard

Stamford, Connecticut  06901

Re: Univision Communications Inc.

Ladies and Gentlemen:

We have acted as special communications counsel to Univision Communications Inc.  (the “Company”), and each of the entities listed on Attachment A hereto (each a “Guarantor” and collectively, the “Guarantors”) and have represented the Company and the Guarantors as Federal Communications Commission (“FCC”) counsel only, in connection with the Underwriting Agreement (“Underwriting Agreement”), dated October 7, among the Company, the Guarantors and Citigroup Global Markets Inc. and UBS Securities LLC as Representatives of the Underwriters (the “Underwriters”).  This opinion is being delivered pursuant to Section 8(d) of the Underwriting Agreement.

In rendering this opinion, we are engaged and acting solely as special communications counsel for the Company and its Guarantors, and we are not engaged or acting as counsel of any type for you or any other person or entity.  Each capitalized term used but not defined herein shall have its respective meaning set forth in the Underwriting Agreement.  When used herein, “or” shall mean “and/or” unless the context otherwise requires.

This opinion is limited strictly to matters arising under the Communications Act of 1934, as amended, and the published rules, regulations, and policies promulgated thereunder by the FCC (collectively, “Communications Laws”), and we express no opinion on any other matter whatsoever.  Furthermore, this opinion is limited to the opinions expressly stated herein.  No implication shall be drawn from anything herein that has the effect of extending any such opinion beyond what is expressly stated in such opinion.

In connection with the issuance of this opinion, we have reviewed only (a) publicly available records of the FCC regarding the Stations (as defined below) located at the FCC's Reference Information Center at 445 Twelfth Street, S.W. in Washington, D.C., which we examined during a period commencing on         , 2003 and ending on October    , 2003 (the “Examination Time”) and (b) verbal confirmations, if any, by members of the equal employment opportunity staff and political programming staff in the Policy Division of the FCC's Media Bureau and staff members in the Technical & Public Safety Division and the Investigations & Hearings Division of the FCC's Enforcement Bureau regarding outstanding complaints, if any,

AII-1

pending before the FCC with respect to the Stations (as defined below) (such FCC information and confirmations the “FCC Review Materials”).  In rendering this opinion, we have assumed the absence of changes in such records since our examination of them.  We have examined no other records.  With respect to questions of fact relevant to the opinions expressed herein, we have assumed and relied upon, without independent inquiry or verification by us, the accuracy and completeness of: (a) all statements, certifications, representations, and warranties set forth in the Underwriting Agreement and (b) the FCC Review Material.  We have not examined or investigated the records that may be available in any other office of the FCC.  You should be aware that certain records of the FCC, such as those subject to the federal Freedom of Information Act, are public as a matter of law.  Such records, however, may not have been included in the FCC Review Materials at the time that we examined those materials in connection with this opinion.  Accordingly, we express no opinion regarding the completeness of the FCC Review Materials at the time we reviewed them.  Furthermore, there may be records of matters pending at the FCC that were not available for inspection by the public and that, therefore, we did not examine.

We have examined an unexecuted copy of the Underwriting Agreement dated October 7, 2003, as provided to us.  In rendering this opinion, we have assumed without investigation the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents examined by us, whether or not they are originals, the conformity of all copies or facsimile or e-mail transmissions to the originals of the same, whether or not they are certified to be true copies, the conformity of all unexecuted documents presented to us as final versions thereof to the executed originals of the same, the accuracy and completeness of all public records, including but not limited to those of the FCC, and the absence of changes through the date hereof in the FCC records that we examined during the Examination Time.  The opinions expressed in this letter are based upon the current law and facts presently known to us, and are not guarantees or assurances of any future fact, event, occurrence, omission, or condition or that any law, statute, rule, regulation, policy, order, case, or interpretation of the same will not change in the future.  Moreover, this letter expresses opinions only as of the date of this letter and we specifically disclaim all responsibility whatsoever for advising you of changes in matters addressed herein occurring after such date.

We have undertaken no on-site inspection or visual or aural monitoring whatsoever of the Company or the Guarantors, properties of the Company or the Guarantors, or the Stations, and, except as otherwise specifically stated herein, we have undertaken no independent inquiry whatsoever of any of the matters addressed in this opinion.  Furthermore, we have no firsthand knowledge of the citizenship, attributable or non-attributable media interests, or character or other qualifications under the Communications Laws of the Company or the Guarantors, their principals, or any other person or entity having any present or proposed connection with the Company or the Guarantors, and therefore express no opinion with respect thereto.

As used in this letter, the phrases “our knowledge,” “known to us,” or “we are presently aware” or similar phrases mean the current actual knowledge, that is, the conscious awareness of facts or other information, of lawyers currently affiliated with this firm who have given substantive legal attention to representation of the Company or the Guarantors, including but not limited to the preparation of this letter, but except as otherwise expressly stated herein, we have undertaken no investigation with respect to such facts or information.

AII-2

We express no opinion whatsoever in this letter as to your qualifications under the Communications Laws, or such qualifications of your assigns, if any, to have an ownership interest in or to control, directly or indirectly, any license or other authorization issued by the FCC or any person or entity holding such license or authorization.  Moreover, the Company holds certain attributable interests in Entravision Communications Corporation, an entity that directly or indirectly owns and operates broadcast stations subject to the jurisdiction of the FCC.  We express no opinion whatsoever in this letter as to any matters affecting Entravision Communications Corporation or the Company's interest in it.

Based upon the foregoing, and subject in all respects to the qualifications and limitations set forth in this letter and in reliance on the January 26, 1996 Report of the Subcommittee on Legal Opinions of the Transactional Practice Committee of the Federal Communications Bar Association (“FCBA Accord”), we are of the opinion that:

1.             Except as set forth in Attachment B hereto, the entities identified in Attachment A hereto hold the FCC licenses and authorizations for the broadcast stations specified on Attachment B (the “Stations”).  Except as noted on Attachment B hereto, Attachment B includes all FCC licenses, permits or authorizations necessary for the entities identified as licensees on Attachment B to operate the class of station identified on Attachment B to serve the community of license identified on Attachment B.  Except as noted in Attachment B hereto, all of the FCC licenses, permits or authorizations identified in Attachment B hereto are in full force and effect.

2.             Except as set forth in Attachment B hereto, and for rulemaking proceedings or similar proceedings of or orders of general applicability to entities such as the Company or the Guarantors or to facilities such as the Stations, to our knowledge, there is not now issued, pending, or overtly threatened in writing any judgment, decree, order, action, investigation, or proceeding by the FCC against the Company or the Guarantors or the Stations that would reasonably be expected to have a material adverse effect upon the Company, the Guarantors or the Stations.  While we express no opinion on the likely outcome of the matters disclosed in Attachment B, the inclusion of matters in Attachment B is not intended to imply that such matters or the outcomes thereof would necessarily result in a material adverse effect upon the Company, the Guarantors or the Stations.

3.             The execution, delivery, and performance in accordance with its terms of the Underwriting Agreement by the Company and each Guarantor that is a party thereto does not require any authorization, consent, approval, or filing of or with the FCC not previously obtained or made, and does not violate the Communications Laws, except that (a) copies of certain documents, including but not limited to the Underwriting Agreement, may be required to be filed with the FCC pursuant to 47 C.F.R. §73.3613, (b) from time to time, the Company and the Guarantors may be required to obtain certain authorizations from or to make certain filings with the FCC that would be required in their ordinary course of business, (c) in connection with the exercise of any rights or remedies under the Underwriting Agreement by you, or your assigns, if any, that involves disposition of voting stock in the Company, its affiliates or the Guarantors, the Communications Laws may require that such disposition be accomplished by public or private arm's-length sale or other means acceptable to the FCC, and (d) prior to exercise of any rights or remedies under the Underwriting Agreement by you, or your assigns, if any, which involves the exercise of voting rights of the stock in the Company, an assignment of any of the broadcast

AII-3

licenses held directly or indirectly by the Company or a transfer of control of the Company or any of its direct or indirect subsidiaries, FCC consents and notifications with respect to such exercise may be required to be timely obtained or made; provided, however, that we express no opinion whatsoever as to the likelihood of obtaining such consents.

This opinion is (i) solely for your information in connection with the transactions contemplated under the Underwriting Agreement, and that of your permitted assigns under the Underwriting Agreement but the opinion speaks only as of its date and your assigns have no greater rights than the named addressees, (ii) not to be relied upon by any other person or entity for any reason whatsoever, (iii) not to be quoted in whole or in part or otherwise referred to in any document except as directly a part of and related to such transactions, and (iv), except as otherwise required by applicable law, not to be filed with or provided to any government agency or any other entity or person whatsoever.  We hereby consent to reliance hereon by any future participants or assigns of your interest in the Underwriting Agreement.

Very truly yours,

Attachments

AII-4

Attachment A

HBC Florida Inc.

HBC Houston License Corporation

HBC Illinois, Inc.

HBC Investments Inc.

HBC License Corporation

HBC Puerto Rico, Inc.

KAKW License Partnership, L.P.

KCYT-FM License Corp.

KDTV License Partnership, G.P.

KECS-FM License Corp.

KESS-AM License Corp.

KFTV License Partnership, G.P.

KHCK-FM License Corp.

KICI-FM License Corp.

KLSQ-AM License Corp.

KLVE-FM License Corp.

KMEX License Partnership, G.P.

KMRT-AM License Corp.

KTNQ-AM License Corp.

KTVW License Partnership, G.P.

KUVI License Partnership, G.P.

KUVN License Partnership, L.P.

KUVS License Partnership, G.P.

KWEX License Partnership, L.P.

KXLN License Partnership, L.P.

License Corporation #1

License Corporation #2

PTI Holdings, Inc.

Rawhide Radio, LLC

Telefutura Bakersfield LLC

Telefutura Boston LLC

Telefutura Chicago LLC

Telefutura D.C. LLC

Telefutura Dallas LLC

Telefutura Fresno LLC

Telefutura Houston LLC

Telefutura Los Angeles LLC

Telefutura Miami LLC

Telefutura Orlando LLC

Telefutura Partnership of Douglas

Telefutura Partnership of Flagstaff

Telefutura Partnership of Floresville

Telefutura Partnership of Phoenix

Telefutura Partnership of San Antonio

Telefutura Partnership of Tucson

Telefutura Sacramento LLC

Telefutura San Francisco LLC

Telefutura San Francisco, Inc.

Telefutura Southwest LLC

Telefutura Tampa LLC

Telefutura Television Group, Inc.

Tichenor License Corporation

TMS Assets California, Inc.

TMS License California, Inc.

Univision Atlanta LLC

Univision Cleveland LLC

Univision Communications Inc.

Univision New York LLC

Univision of Atlanta Inc.

Univision of New Jersey Inc.

Univision of Raleigh, Inc.

Univision Philadelphia LLC

Univision Radio

Univision Television Group, Inc.

Univision Texas Stations LLC

UVN Texas L.P.

WADO-AM License Corp.

WGBO License Partnership, G.P.

WLTV License Partnership, G.P.

WLXX-AM License Corp.

WQBA-AM License Corp.

WQBA-FM License Corp.

WUVC License Partnership, G.P.

WXTV License Partnership, G.P.

Attachment B

Television Broadcast Stations

K45DX, Floresville, Texas
Licensee:	Telefutura Partnership of Floresville
License Expiration:	8/1/2006

K48GX, Tucson, Arizona
Licensee:	KTVW License Partnership, G.P.
License Expiration:	10/1/2006

KABE-CA, Bakersfield, California(1)
Licensee:	KFTV License Partnership, G.P.
License Expiration:	12/1/2006

KAKW(TV), Killeen, Texas
Licensee:	KAKW License Partnership, L.P.
License Expiration:	8/1/2006

KBTF-LP, Bakersfield, California
Licensee:	Telefutura Bakersfield LLC
License Expiration:	12/1/2006

KDAS-CA, Austin, Texas
Licensee:	KWEX License Partnership, L.P.
License Expiration:	8/1/2006

KDTV(TV), San Francisco, California
Licensee:	KDTV License Partnership, G.P.
License Expiration:	12/1/2006

KDTV-CA, Santa Rosa, California
Licensee:	KDTV License Partnership, G.P.
License Expiration:	12/1/2006

KEAT-LP, Amarillo, Texas
Licensee:	KUVN License Partnership, L.P.
License Expiration:	8/1/2006

(1) This station has an outstanding displacement construction permit to change to channel 31.  The construction permit will expire on November 27, 2004.

KEXT-CA, Modesto, California
Licensee:	Telefutura Sacramento LLC
License Expiration:	12/1/2006

KEZT-CA, Sacramento, California
Licensee:	Telefutura Sacramento LLC
License Expiration:	12/1/2006

KFPH(TV), Flagstaff, Arizona(2)
Licensee:	Telefutura Partnership of Flagstaff
License Expiration:	10/1/2006

KFPH-CA, Phoenix, Arizona(3)
Licensee:	Telefutura Partnership of Phoenix
License Expiration:	10/1/2006

KFSF(TV), Vallejo, California
Licensee:	Telefutura San Francisco LLC
License Expiration:	12/1/2006

KFTH(TV), Houston, Texas(4)
Licensee:	Telefutura Houston LLC
License Expiration:	8/1/2006

KFTO-CA, San Antonio, Texas
Licensee:	Telefutura Partnership of San Antonio
License Expiration:	8/1/2006

KFTR(TV), Ontario, California
Licensee:	Telefutura Los Angeles LLC
License Expiration:	12/1/2006

(2) This station has an unlicensed digital construction permit and operates its digital station pursuant to special temporary authority.  In addition, on August 22, 2001, KFPH(TV) was issued a Notice of Violation regarding an inspection of the station’s Emergency Alert System.  A response was filed on September 7, 2001 and the matter is pending.

(3) On May 29, 2002, KFPH-CA was issued a Notice of Violation regarding an inspection of the station’s Emergency Alert System.  A response was filed on June 13, 2002 and remains pending.

(4) This station has an unlicensed digital construction permit and operates its digital station pursuant to special temporary authority.

KFTU(TV), Douglas, Arizona(5)
Licensee:	Telefutura Partnership of Douglas
License Expiration:	N/A

KFTV(TV), Hanford, California
Licensee:	KFTV License Partnership, G.P.
License Expiration:	12/1/2006

KMEX-TV, Los Angeles, California
Licensee:	KMEX License Partnership, G.P.
License Expiration:	12/1/2006

KNIC-CA, San Antonio, Texas
Licensee:	Telefutura Partnership of San Antonio
License Expiration:	8/1/2006

KSTR-TV, Irving, Texas
Licensee:	Telefutura Dallas LLC
License Expiration:	8/1/2006

KTAZ-CA, Tucson, Arizona
Licensee:	Telefutura Partnership of Tucson
License Expiration:	10/1/2006

KTFB-CA, Bakersfield, California
Licensee:	Telefutura Bakersfield LLC
License Expiration:	12/1/2006

KTFF(TV), Porterville, California
Licensee:	Telefutura Fresno LLC
License Expiration:	12/1/2006

KTFF-LP, Fresno, California
Licensee:	Telefutura Fresno LLC
License Expiration:	12/1/2006

KTFQ(TV), Albuquerque, New Mexico
Licensee:	Telefutura Television Group, Inc.
License Expiration:	10/1/2006

(5) On April 17, 2001, an application (FCC File No. BLCT-20010417AAO) was filed for KFTU(TV) seeking a license to cover its outstanding construction permit (FCC File No. BMPCT-20010125ACF).  On April 30, 2001, the application was accepted for filing and remains pending.

KTVW-TV, Phoenix, Arizona
Licensee:	KTVW License Partnership, G.P.
License Expiration:	10/1/2006

KTVW-CA, Flagstaff/Doney Park, Arizona
Licensee:	KTVW License Partnership, G.P.
License Expiration:	10/1/2006

KUVE-CA, Tucson, Arizona
Licensee:	KTVW License Partnership, G.P.
License Expiration:	10/1/2006

KUVI(TV), Bakersfield, California
Licensee:	KUVI License Partnership, G.P.
License Expiration:	12/1/2006

KUVN(TV), Garland, Texas(6)
Licensee:	KUVN License Partnership, L.P.
License Expiration:	8/1/2006

KUVN-CA, Fort Worth, Texas(7)
Licensee:	KUVN License Partnership, L.P.
License Expiration:	8/1/2006

KUVS(TV), Modesto, California
Licensee:	KUVS License Partnership, G.P.
License Expiration:	12/1/2006

KWEX-TV, San Antonio, Texas(8)
Licensee:	KWEX License Partnership, L.P.
License Expiration:	8/1/2006

(6) On January 28, 1999, KUVN(TV) was issued a Notice of Violation informing the station that it was operating beyond tolerance from its assigned visual carrier frequency.  A response was filed on February 11, 1999 and the matter is pending.

(7) KUVN-CA has recently displaced to channel 47 and has a pending license application involving a waiver of the Class A protection criteria.

(8) This station has an unlicensed digital construction permit and operates its digital station pursuant to special temporary authority.

KXLN-TV, Rosenberg, Texas
Licensee:	KXLN License Partnership, L.P.
License Expiration:	8/1/2006

WAMI-TV, Hollywood, Florida
Licensee:	Telefutura Miami LLC
License Expiration:	2/1/2005

WFDC(TV), Arlington, Virginia(9)
Licensee:	Telefutura D.C. LLC
License Expiration:	10/1/2004

WFPA-CA, Philadelphia, Pennsylvania
Licensee:	WXTV License Partnership, G.P.
License Expiration:	8/1/2007

WFTT(TV), Tampa, Florida(10)
Licensee:	Telefutura Tampa LLC
License Expiration:	2/1/2005

WFUT(TV), Newark, New Jersey(11)
Licensee:	Univision New York LLC
License Expiration:	6/1/2007

WFTY(TV), Smithtown, New York
Licensee:	Univision New York LLC
License Expiration:	6/1/2007

(9) On April 6, 1993, an application (FCC File No. BLCT-19930406KF) was filed by WFDC(TV) for to a license to cover the outstanding construction permit.  A Petition to Deny the license application was filed by the D.C. Metropolitan Police, which argued that the operation of WFDC(TV) at full power on Channel 14 would cause unacceptable interference to the police communications system.  On May 16, 2002, Special Temporary Authority was granted to permit full-power testing in cooperation with the Metropolitan Police Department.  On July 9, 2003 a request for extension of Special Temporary Authority (FCC File No. BESTA-20030709ACD) was filed for WFDC(TV), which was granted on July 25, 2003 and will expire on January 25, 2004.  On September 15, 2003, the D.C. Metropolitan Police withdrew its objection to the license application.  The license application remains pending.

(10) This station has an unlicensed digital construction permit and operates its digital station pursuant to special temporary authority.

(11) This station has an unlicensed digital construction permit and operates its digital station pursuant to special temporary authority.

WGBO-TV, Joliet, Illinois(12)
Licensee:	WGBO License Partnership, G.P.
License Expiration:	12/1/2005

WLTV(TV), Miami, Florida
Licensee:	WLTV License Partnership, G.P.
License Expiration:	2/1/2005

WOTF(TV), Melbourne, Florida(13)
Licensee:	Telefutura Orlando LLC
License Expiration:	2/1/2005

WQHS-TV, Cleveland, Ohio(14)
Licensee:	Univision Cleveland LLC
License Expiration:	10/1/2005

WTNC-LP, Durham, North Carolina
Licensee:	WUVC License Partnership, G.P.
License Expiration:	12/1/2004

WUTF(TV), Marlborough, Massachusetts(15)
Licensee:	Telefutura Boston LLC
License Expiration:	4/1/2007

WUVC(TV), Fayetteville, North Carolina(16)
Licensee:	WUVC License Partnership, G.P.
License Expiration:	12/1/2004

(12) This station has an unlicensed digital construction permit and operates its digital station pursuant to special temporary authority.

(13) This station has an unlicensed digital construction permit and operates its digital station pursuant to special temporary authority.

(14) This station has an outstanding construction permit for its digital television station.  The construction permit will expire on November 5, 2003.

(15) This station has an unlicensed digital construction permit and operates its digital station pursuant to special temporary authority.

(16) This station has an unlicensed digital construction permit for which an extension application is pending.  In addition, it has special temporary authority to operate its digital station upon completion of construction.

WUVG(TV), Athens, Georgia(17)
Licensee:	Univision Atlanta LLC
License Expiration:	4/1/2005

WUVP(TV), Vineland, New Jersey
Licensee:	Univision Philadelphia LLC
License Expiration:	6/1/2007

WXFT(TV), Aurora, Illinois
Licensee:	Telefutura Chicago LLC
License Expiration:	12/1/2005

WXTV(TV), Paterson, New Jersey(18)
Licensee:	WXTV License Partnership, G.P.
License Expiration:	6/1/2007

(17) On June 9, 2000, WUVG(TV) was issued a Notice of Violation regarding the posting of its Chief Operator Designation, Emergency Alert System, and public inspection file.  A response was filed on June 16, 2000 and the matter is pending

(18) This station has an unlicensed digital construction permit and operates its digital station pursuant to special temporary authority.

Radio Broadcast Stations(19)

KAJZ(FM), Santa Fe, New Mexico
Licensee:	HBC License Corporation
License Expiration:	10/1/2005

KAMA(AM), El Paso, Texas(20)
Licensee:	Tichenor License Corporation
License Expiration:	8/1/2005

KBAE(FM), Llano, Texas
Licensee:	Rawhide Radio, LLC
License Expiration:	8/1/2005

KBBT(FM), Schertz, Texas
Licensee:	HBC License Corporation
License Expiration:	8/1/2005

KBNA(AM), El Paso, Texas(21)
Licensee:	Tichenor License Corporation
License Expiration:	8/1/2005

(19) On September 22, 2003, the FCC granted its consent to the transfers of control of the licenses of the radio broadcast Stations listed herein from Hispanic Broadcasting Corporation to the Company.  The Company consummated the transfers of control on September 22, 2003, and the normal time within which judicial review or administrative reconsideration of the grant may be sought or taken has not yet passed

(20) On September 25, 2000, KAMA(AM) was issued a Notice of Violation regarding an inspection of the station’s Emergency Alert System.  A response was filed on October 4, 2000.  A Continuation of Notice of Violation was released on October 12, 2000.  A response was filed on November 13, 2000 and the matter is pending.

(21) On September 25, 2000, KBNA-FM was issued a Notice of Violation regarding an inspection of the station’s Emergency Alert System.  A response was filed on October 4, 2000.  A Continuation of Notice of Violation was released on October 12, 2000.  A response was filed on November 13, 2000 and the matter is pending.

KBNA-FM, El Paso, Texas(22)
Licensee:	Tichenor License Corporation
License Expiration:	8/1/2005

KBTQ(FM), Harlingen, Texas
Licensee:	Tichenor License Corporation
License Expiration:	8/1/2005

KCOR(AM), San Antonio, Texas
Licensee:	Tichenor License Corporation
License Expiration:	8/1/2005

KCOR-FM, Comfort, Texas
Licensee:	HBC License Corporation
License Expiration:	8/1/2005

KDOS(FM), Robinson, Texas
Licensee:	KICI-FM License Corp.
License Expiration:	8/1/2005

KDXX(FM), Benbrook, Texas
Licensee:	KCYT-FM License Corp.
License Expiration:	8/1/2005

KEMR(FM), Santa Clara, California
Licensee:	HBC License Corporation
License Expiration:	12/1/2005

KESS(AM), Fort Worth, Texas(23)
Licensee:	KESS-AM License Corp.
License Expiration:	8/1/2005

KESS-FM, Lewisville, Texas
Licensee:	KECS-FM License Corp.
License Expiration:	8/1/2005

(22) On September 25, 2000, KBNA(AM) was issued a Notice of Violation regarding an inspection of the station’s Emergency Alert System.  A response was filed on October 4, 2000.  A Continuation of Notice of Violation was released on October 12, 2000.  A response was filed on November 13, 2000 and the matter is pending.

(23) KESS(AM) is operating at parameters at variance to its license pursuant to special temporary authority in order to make repairs to its sampling system.

KGBT(AM), Harlingen, Texas(24)
Licensee:	Tichenor License Corporation
License Expiration:	8/1/2005

KGBT-FM, McAllen, Texas
Licensee:	Tichenor License Corporation
License Expiration:	8/1/2005

KHCK(AM), Dallas, Texas
Licensee:	KMRT-AM License Corp.
License Expiration:	8/1/2005

KHCK-FM, Denton, Texas
Licensee:	KHCK-FM License Corp.
License Expiration:	8/1/2005

KHOT-FM, Paradise Valley, Arizona
Licensee:	HBC License Corporation
License Expiration:	10/1/2005

KHOT-FM1, Glendale, Arizona
Licensee:	HBC License Corporation
License Expiration:	10/1/2005

KHOV-FM, Wickenburg, Arizona
Licensee:	HBC License Corporation
License Expiration:	10/1/2005

KHOV-FM1, Constellation, Arizona
Licensee:	HBC License Corporation
License Expiration:	10/1/2005

KIOT(FM), Los Lunas, New Mexico
Licensee:	HBC License Corporation
License Expiration:	10/1/2005

KISF(FM), Las Vegas, Nevada
Licensee:	HBC License Corporation
License Expiration:	10/1/2005

(24) KGBT(AM) is operating at parameters at variance to its license pursuant to special temporary authority in order to replace its tower array and make other necessary repairs.

KJFA(FM), Albuquerque, New Mexico
Licensee:	HBC License Corporation
License Expiration:	10/1/2005

KKMR(FM), Arizona City, Arizona(25)
Licensee:	HBC License Corporation
License Expiration:	10/1/2005

KKSS(FM), Santa Fe, New Mexico
Licensee:	HBC License Corporation
License Expiration:	10/1/2005

KLAT(AM), Houston, Texas
Licensee:	Tichenor License Corporation
License Expiration:	8/1/2005

KLNO(FM), Fort Worth, Texas
Licensee:	HBC License Corporation
License Expiration:	8/1/2005

KLNV(FM), San Diego, California
Licensee:	HBC License Corporation
License Expiration:	12/1/2005

KLQV(FM), San Diego, California
Licensee:	HBC License Corporation
License Expiration:	12/1/2005

KLSQ(AM), Whitney, Nevada
Licensee:	KLSQ-AM License Corp.
License Expiration:	10/1/2005

KLTN(FM), Houston, Texas
Licensee:	HBC Houston License Corporation
License Expiration:	8/1/2005

KLTO(FM), Crystal Beach, Texas
Licensee:	Tichenor License Corporation
License Expiration:	8/1/2005

(25) On May 28, 2002, KKMR(FM) was issued a Notice of Violation regarding an inspection of the station’s Emergency Alert System.  A response was filed on June 26, 2002 and the matter is pending.

KLVE(FM), Los Angeles, California
Licensee:	KLVE-FM License Corp.
License Expiration:	12/1/2005

KMRR(FM), Globe, Arizona(26)
Licensee:	HBC License Corporation
License Expiration:	10/1/2005

KNGT(FM), Cuero, Texas(27)
Licensee:	Rawhide Radio, LLC
License Expiration:	8/1/2005

KOBT(FM), Winnie, Texas
Licensee:	Tichenor License Corporation
License Expiration:	8/1/2005

KOMR(FM), Sun City, Arizona(28)
Licensee:	HBC License Corporation
License Expiration:	10/1/2005

KOSL(FM), Jackson, California
Licensee:	HBC License Corporation
License Expiration:	12/1/2005

KOVE-FM, Galveston, Texas
Licensee:	HBC License Corporation
License Expiration:	8/1/2005

KPTY(FM), Missouri City, Texas
Licensee:	Tichenor License Corporation
License Expiration:	8/1/2005

(26) On May 28, 2002, KOMR(FM) was issued a Notice of Violation regarding an inspection of the station’s Emergency Alert System.  A response was filed on June 26, 2002 and the matter is pending.

(27) KNGT(FM) is currently off the air.  The station has filed for special temporary authority to allow the station to remain silent in order to perform repairs to the tower and station equipment.  In addition, this station has an outstanding construction permit to move its city of license from Cuero to McQueeny, Texas (FCC File No. BPH-20010124AJI).  This construction permit will expire on February 5, 2006.

(28) On May 28, 2002, KOMR(FM) was issued a Notice of Violation regarding an inspection of the station’s Emergency Alert System.  A response was filed on June 26, 2002 and the matter is pending.

KQBU-FM, Port Arthur, Texas
Licensee:	Tichenor License Corporation
License Expiration:	8/1/2005

KQMR(FM), Indian Springs, Nevada
Licensee:	HBC License Corporation
License Expiration:	10/1/2005

KQMR-FM1, Las Vegas, Nevada(29)
Licensee:	HBC License Corporation
License Expiration:	N/A

KRCD(FM), Inglewood, California
Licensee:	HBC License Corporation
License Expiration:	12/1/2005

KRCV(FM), West Covina, California(30)
Licensee:	HBC License Corporation
License Expiration:	12/1/2005

KROM(FM), San Antonio, Texas
Licensee:	Tichenor License Corporation
License Expiration:	8/1/2005

KRTX(AM), Rosenburg-Richmond, Texas
Licensee:	Tichenor License Corporation
License Expiration:	8/1/2005

KSCA(FM), Glendale, California
Licensee:	HBC License Corporation
License Expiration:	12/1/2005

KSOL(FM), San Francisco, California
Licensee:	TMS License California, Inc.
License Expiration:	12/1/2005

(29) KQMR-FM1 is a recently acquired construction permit (FCC File No. BNPFTB-20010831ACX) that expires on December 19, 2005.

(30) KRCV(FM) is operating at parameters at variance to its license pursuant to special temporary authority in order to transmit from an alternative tower site as a forest fire caused the station to cease operations at its licensed transmitter location.

KSOL-FM2, Sausalito, etc, California
Licensee:	TMS License California, Inc.
License Expiration:	12/1/2005

KSOL-FM3, Pleasanton, California
Licensee:	TMS License California, Inc.
License Expiration:	12/1/2005

KSQL(FM), Santa Cruz, California
Licensee:	TMS License California, Inc.
License Expiration:	12/1/2005

KTNQ(AM), Los Angeles, California(31)
Licensee:	KTNQ-AM License Corp.
License Expiration:	12/1/2005

KVVF(FM), Rio Rancho, New Mexico
Licensee:	HBC License Corporation
License Expiration:	10/1/2005

KXTN(AM), San Antonio, Texas
Licensee:	Tichenor License Corporation
License Expiration:	8/1/2005

KXTN(FM), San Antonio, Texas
Licensee:	Tichenor License Corporation
License Expiration:	8/1/2005

KZOL(FM), North Fork, California
Licensee:	HBC License Corporation
License Expiration:	12/1/2005

WADO(AM), New York, New York
Licensee:	WADO-AM License Corp.
License Expiration:	6/1/2006

(31) On July 14, 2000, KTNQ(AM) was issued a Notice of Violation regarding an inspection of the station’s antenna structure registration.  On July 25, 2000, a response was filed and the matter is pending.

WAMR-FM, Miami, Florida(32)
Licensee:	WQBA-FM License Corp.
License Expiration:	2/1/2004

WAQI(AM), Miami, Florida(33)
Licensee:	License Corporation #1
License Expiration:	2/1/2004

WCAA(FM), Newark, New Jersey
Licensee:	WADO-AM License Corp.
License Expiration:	6/1/2006

WIND(AM), Chicago, Illinois
Licensee:	Tichenor License Corporation
License Expiration:	12/1/2004

WKAQ(AM), San Juan, Puerto Rico(34)
Licensee:	HBC Puerto Rico, Inc.
License Expiration:	2/1/2004

WKAQ-FM, San Juan, Puerto Rico(35)
Licensee:	HBC Puerto Rico, Inc.
License Expiration:	2/1/2004

(32) On September 30, 2003, WAMR-FM filed an application for license renewal (FCC File No. BRH-20030930BBT).  The application was accepted for filing on October 2, 2003 and remains pending.

(33) On September 30, 2003, WAQI(AM) filed an application for license renewal (FCC File No. BR-20030930BBY).  The application was accepted for filing on October 2, 2003 and remains pending.

(34) On September 30, 2003, WKAQ(AM) filed an application for license renewal (FCC File No. BR-20030930BCE).  The application was accepted for filing on October 2, 2003 and remains pending.  In addition, the station is operating at parameters at variance to its license pursuant to Special Temporary Authority due to emergency repairs to the antenna facilities after distruction by Hurricane Georges.

(35) On September 30, 2003, WKAQ-FM filed an application for license renewal (FCC File No. BRH-20030930BCL).  The application was accepted for filing on October 2, 2003 and remains pending.

WKAQ-FM1, Juana Diaz, Puerto Rico(36)
Licensee:	HBC Puerto Rico, Inc.
License Expiration:	2/1/2004

WOJO(FM), Evanston, Illinois
Licensee:	Tichenor License Corporation
License Expiration:	12/1/2004

WQBA(AM), Miami, Florida(37)
Licensee:	WQBA-AM License Corp.
License Expiration:	2/1/2004

WRTO(FM), Goulds, Florida
Licensee:	License Corporation #2
License Expiration:	2/1/2004

WUKQ(AM), Ponce, Puerto Rico(38)
Licensee:	HBC Puerto Rico, Inc.
License Expiration:	2/1/2004

(36) The license renewal of WKAQ-FM1 was filed as part of the license renewal application for WKAQ-FM.

(37) On September 30, 2003, WQBA(AM) filed an application for license renewal (FCC File No. BR-20030930BBQ).  The application was accepted for filing on October 2, 2003 and remains pending.

(38) On September 30, 2003, WUKQ(AM) filed an application for license renewal (FCC File No. BR-20030930BCP).  The application was accepted for filing on October 2, 2003 and remains pending.

WUKQ-FM, Mayaguez, Puerto Rico(39)
Licensee:	HBC Puerto Rico, Inc.
License Expiration:	2/1/2004

WUKQ-FM1, Ponce, Puerto Rico(40)
Licensee:	HBC Puerto Rico, Inc.
License Expiration:	2/1/2004

WVIV(AM), Chicago, Illinois
Licensee:	WLXX-AM License Corp.
License Expiration:	12/1/2004

WVIV-FM, Highland Park, Illinois
Licensee:	HBC License Corporation
License Expiration:	12/1/2004

WVIX(FM), Joliet, Illinois
Licensee:	HBC License Corporation
License Expiration:	12/1/2004

(39) On September 30, 2003, WUKQ-FM filed an application for license renewal (FCC File No. BRH-20030930BCT).  The application was accepted for filing on October 2, 2003 and remains pending.

(40) WUKQ-FM1 is a recently acquired construction permit (FCC File No. BNPFTB-20000906AER modified by BMPFTB-20030325ABL) that expires on April 9, 2004.